QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.7

SATELLITE SERVICES AGREEMENT

        THIS SATELLITE SERVICES AGREEMENT (this "Agreement") is entered into as of this 31st day of January, 2002, by and between COMVERSE, INC., a Delaware corporation ("Comverse"), and COMVERSE INFOSYS, INC., a Delaware corporation ("Purchaser").

WITNESSETH

        WHEREAS, Purchaser is interested in purchasing certain services from Comverse from and after the date hereof.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1
DEFINITIONS

        1.1    Definitions.    For the purposes of this Agreement, the following terms shall have the meanings set forth below:

        "Agreement" shall mean this Agreement, including Schedule A attached hereto, as the same may be amended by the parties from time to time.

        "Comverse" shall mean Comverse and any of its Subsidiaries that perform the Services.

        "Person" shall include an individual, a partnership, a corporation, a limited liability company, a division or business unit of a corporation, a trust, an unincorporated organization, a federal, state, local or foreign government or any department or agency thereof and any other entity.

        "Service" or "Services" shall mean those services described on Schedule A, as the same may be amended from time to time.

        "Subsidiary" shall mean, with respect to any Person, (i) each corporation, partnership, joint venture or other legal entity of which such Person owns, either directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity, (ii) each partnership in which such Person or another Subsidiary of such Person is the general or managing partner or owns directly or indirectly more than a 50% interest, and (iii) each limited liability company in which such Person or another Subsidiary of such Person is the managing member or owns directly or indirectly more than a 50% interest.

SECTION 2
PROVISION OF SERVICES

        2.1    Provision of Services.    Comverse shall provide to Purchaser any or all of the Services listed and described on Schedule A and such other Services as may from time to time be agreed between the parties in writing and added to Schedule A. Each Service shall be provided for the fee set forth for such Service on Schedule A or as the parties may otherwise agree in writing. In every case, all of the Services shall be provided in accordance with the terms, limitations and conditions set forth herein and on Schedule A.

        2.2    Personnel.    Comverse shall furnish all personnel reasonably necessary to provide the Services.

        2.3    Facilities.    The Services shall be performed by Comverse at its offices using its furniture, fixtures, and equipment (including computer hardware) ("Facilities"). Any Facilities purchased or leased by Comverse during the term of this Agreement that are used in providing the Services shall be purchased or leased by Comverse. All Facilities owned by Comverse shall remain the property of Comverse, and Purchaser shall not have any right, title, or interest in or to any of the Facilities.

        2.4    Books and Records.    Comverse shall keep books and records of the Services provided and reasonable supporting documentation of all charges incurred in connection with providing such Services, in such detail and for such time periods as shall be in accordance with Comverse's then standard record keeping procedures, as in effect from time to time.

        2.5    Representations and Warranties.    Each party hereto represents and warrants that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) it has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder; and (c) the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder have been duly and validly authorized by all necessary corporate action.

SECTION 3
SERVICES; PAYMENT; INDEPENDENT CONTRACTOR

        3.1    Services to be Provided.

        (a) Unless otherwise agreed by the parties, the Services shall be performed by Comverse for Purchaser in a manner that is substantially the same as the manner and level of support in which such Services were generally performed by Comverse for Purchaser prior to the date of this Agreement, and Purchaser shall use such Services for substantially the same purposes and in substantially the same manner as Purchaser had used such Services prior to the date hereof unless otherwise mutually agreed. Comverse shall act under this Agreement solely as an independent contractor and not as an agent of Purchaser and, except as provided herein, shall have no right, power or authority to act or to create any obligation, express or implied, on behalf of Purchaser or represent Purchaser as to any matters.

        (b) Comverse shall have the right, at any time, to shut down or to terminate a facility and/or to terminate any or all of the Services by giving Purchaser sixty (60) days prior notice of such shut down or termination.

        (c) It is understood that Comverse shall not be required to use its own funds or to otherwise pay for any goods or services purchased or required by Purchaser from third parties or for any other payment obligation of Purchaser.

        3.2    Payment.    Statements will be rendered each quarter by Comverse to Purchaser for Services delivered during the preceding quarter, and each such statement shall set forth in reasonable detail a description of such Services and the amounts charged therefor and shall be payable 30 days after the date thereof. Statements not paid within such 30-day period, unless such invoice is being challenged, shall be subject to late charges for each month or portion thereof the statement is overdue, calculated as the lesser of (i) the then current prime rate offered by Chase Manhattan Bank, plus one percentage point, or (ii) the maximum rate allowed by applicable law.

        3.3    Disclaimer of Warranty.    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SERVICES TO BE PURCHASED UNDER THIS AGREEMENT ARE FURNISHED AS IS, WHERE IS, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. COMVERSE DOES NOT MAKE ANY WARRANTY THAT ANY SERVICE COMPLIES WITH ANY LAW OR REGULATION, DOMESTIC OR FOREIGN.

        3.4    Taxes.

        (a) Purchaser shall pay to Comverse all applicable sales tax, value-added tax and/or goods and services tax as payable on the fees for Services payable hereunder.

        (b) In addition to the fees required to be paid by Purchaser to Comverse for the Services provided hereunder, Purchaser shall remit to the appropriate tax authorities (the "Tax Authorities") any taxes required to be withheld by law from any fees payable to Comverse hereunder. Purchaser shall submit to Comverse evidence of payment of any such withholding tax to the Tax Authorities. In the event that Comverse receives any credit, deduction or refund of such withholding tax from the Tax Authorities, it shall (i) promptly provide a copy of the certificate from the Tax Authorities showing the receipt of such credit, deduction or refund, and (ii) provide Purchaser a credit for such amount against future quarterly fees payable by Purchaser to Seller.

        3.5    Use of Services.    Comverse shall be required to provide Services only to Purchaser in connection with the conduct by Purchaser of its business. Purchaser shall not resell any Services to any Person whatsoever or permit the use of the Services to any Person other than in connection with the conduct of Purchaser's business in the ordinary course.

SECTION 4
TERMINATION

        4.1    Termination.    This Agreement shall terminate either on (a) the date on which the provision of all Services has been terminated pursuant to this Section 4.1, or (b) the date on which this Agreement is terminated pursuant to Section 4.2. With respect to each Service, Purchaser may terminate any Service at any time upon sixty (60) days prior written notice subject to the requirement that Purchaser pays to Comverse the aggregate amount of all out-of-pocket costs and expenses reasonably and actually incurred by Comverse arising out of or in connection with such termination, which shall include (without limitation) any severance costs, as reasonably determined by Comverse, as a result of such termination, which out-of-pocket costs shall be set forth in reasonable detail in a written statement provided by Comverse to Purchaser.

        4.2    Event of Default.    A party shall be in default hereunder if (i) such party commits a material breach of any term of this Agreement and such breach continues uncured for 30 days following receipt of written notice thereof from the other party describing such breach in reasonable detail, (ii) such party makes a general assignment for the benefit of its creditors, (iii) there is a filing seeking an order for relief in respect of such party in an involuntary case under any applicable bankruptcy, insolvency or other similar law and such case remains undismissed for 30 days or more, (iv) a trustee or receiver is appointed for such party or its assets or any substantial part thereof, or (v) such party files a voluntary petition under any bankruptcy, insolvency or similar law of the relief of debtors.

        4.3    Remedies.

        (a) If there is any default by the Purchaser hereunder, Comverse may exercise any or all of the following remedies: (a) declare immediately due and payable all sums for which Purchaser is liable under this Agreement; (b) suspend this Agreement and decline to continue to perform any of its obligations hereunder; and/or (c) terminate this Agreement.

        (b) If there is any default by Comverse hereunder, Purchaser may terminate this Agreement and recover any fees paid in advance for Services not performed.

        (c) In addition to the remedies set forth in clauses (a) and (b) above, a non-defaulting party shall have all other remedies available at law or equity, subject to Section 6.

        4.4    Books and Records.    Upon the termination of a Service or Services with respect to which Comverse holds books, records or files, including, but not limited to, current and archived copies of computer files, owned by Purchaser and used by

Comverse in connection with the provision of a Service to Purchaser, Comverse will return all such books, records or files as soon as reasonably practicable. Purchaser shall bear Comverse's costs and expenses associated with the return of such documents. At its expense, Comverse may make a copy of such books, records or files for its legal files. In the event Comverse needs access to such books, records or files for legal or tax reasons, Purchaser shall cooperate with Comverse to make such books, records or files available to Comverse at Comverse's expense.

        4.5    Effect of Termination.    Sections 4.3, 4.4, 4.5, 6 and 7 shall survive any termination of this Agreement.

SECTION 5
FORCE MAJEURE

        5.1    Force Majeure.    A party shall not be deemed to have breached this Agreement to the extent that performance of its obligations or attempts to cure any breach are made impossible or impracticable due to any act of God, fire, natural disaster, act of terror, act of government, shortage of materials or supplies after the date hereof, labor disputes or any other cause beyond the reasonable control of such party (a "Force Majeure"). The party whose performance is delayed or prevented shall promptly notify the other party of the Force Majeure cause of such prevention or delay.

SECTION 6
LIABILITIES

        6.1    Consequential and Other Damages.    Neither party shall be liable to the other party, whether in contract, tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever, which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any Service hereunder, including but not limited to loss of profits.

        6.2    Limitation of Liability.    NOTWITHSTANDING THE FORUM IN WHICH ANY CLAIM OR ACTION MAY BE BROUGHT OR ASSERTED OR THE NATURE OF ANY SUCH CLAIM OR ACTION, IN NO EVENT SHALL ANY DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF COMVERSE BE PERSONALLY LIABLE TO PURCHASER IN RESPECT OF ANY SERVICES RENDERED HEREUNDER BY SUCH PERSON EXCEPT IN THE CASE OF FRAUD. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL COMVERSE, ITS SUBSIDIARIES AND ITS AFFILIATES, EXCEPT IN THE CASE OF FRAUD, BE LIABLE TO PURCHASER IN CONNECTION WITH OR ARISING OUT OF COMVERSE PROVIDING OR FAILING TO PROVIDE ANY OF THE SERVICES SPECIFIED IN THIS AGREEMENT IN AN AMOUNT WHICH SHALL EXCEED THE LESSER OF (A) THE AMOUNT OF THE CLAIM, OR (B) THE TOTAL FEE PAID OR PAYABLE BY PURCHASER FOR THE SPECIFIC SERVICE FOR THE SIX (6) MONTH PERIOD PRECEDING SUCH CLAIM GIVING RISE TO SUCH CLAIM OR ACTION.

The parties agree that this provision limiting remedies and liquidating damages is reasonable under the circumstances and Purchaser acknowledges that Comverse, its subsidiaries and its affiliates (including directors, officers, employees and agents) shall have no other financial liability to Purchaser whatsoever.

        6.3    Indemnification.

        (a) Purchaser shall indemnify, defend and hold harmless Comverse and its officers, directors, employees or agents from and against any and all liabilities, claims, damages, losses and expenses (including, but not limited to, court costs and reasonable attorneys' fees) of any kind or nature ("Losses and Expenses"), related to, arising out of or in connection with (a) Purchaser's failure to fulfill its obligations hereunder or (b) the performance by Comverse of Services hereunder; provided, however, Comverse shall not be indemnified by Purchaser for any Losses and Expenses that have resulted from Comverse's willful misconduct, bad faith or gross negligence.

        (b) Comverse shall indemnify, defend and hold harmless Purchaser and its officers, directors, employees or agents from and against any and all Losses and Expenses related to, arising out of or in connection with (i) Comverse's failure to fulfill its obligations or (ii) the performance by Comverse of Services hereunder; provided, however, Purchaser shall not be indemnified by Comverse for any Losses and Expenses that have resulted from Purchaser's willful misconduct, bad faith or gross negligence.

SECTION 7
MISCELLANEOUS

        7.1 All communications to either party hereunder shall be in writing and shall be delivered in person or sent by facsimile, telegram, telex, by registered or certified mail (postage prepaid, return receipt requested) or by reputable overnight courier to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.1):

(i)	If to Comverse, to:
Comverse, Inc. 100 Quannapowitt Parkway Wakefield, Massachusetts 01880 Attention: Legal Department Facsimile No.: (781) 224-8144
(ii)	If to Purchaser, to:
Comverse Infosys, Inc. 234 Crossways Park Drive Woodbury, New York 11797 Facsimile: (516) 677-7399 Attn: President and Chief Executive Officer

        7.2    Headings.    The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

        7.3    Entire Agreement.    This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

        7.4    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which shall together constitute one and the same instrument.

        7.5    Governing Law.    This Agreement shall be governed by the laws of the State of New York.

        7.6    Assignment.    No party may assign its rights or delegate its obligations under this Agreement to any Person without the prior written consent of the other party; provided, however, that Purchaser shall be entitled to assign this Agreement to any Subsidiary of Purchaser without obtaining the consent of Comverse. Any attempted or purported assignment or delegation without such required consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

        7.7    No Third Party Beneficiaries.    Except as provided in Section 6.3 with respect to indemnification, nothing in this Agreement shall confer any rights upon any Person other than the Purchaser and Comverse and each such party's respective successors and permitted assigns.

        7.8    Amendment; Waivers, etc.    No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.

        7.9    Confidentiality; Security; Title to Data.

        (a) Each of the parties agrees that any confidential information of the other party received in the course of performance under this Agreement shall be kept strictly confidential by the parties, and shall not be disclosed to any Person without the prior written consent of the other party, except as required by law or court order. Upon the termination of this Agreement, each party shall return to the other party all of such other party's confidential information to the extent that such information has not been previously returned pursuant to Section 4.4 of this Agreement.

        (b) Purchaser acknowledges that it will acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, and any licenses therefor which are owned by Comverse, by reason of Comverse's provision of the Services under this Agreement.

        (c) Comverse agrees that all records, data, files, input materials and other information computed by Comverse for the benefit of Purchaser and which relate to the provision of the Services are the joint property of Comverse and Purchaser.

        7.10    Independent Contractors.    The parties shall operate as, and have the status of, independent contractors and neither party shall act as or be a partner, co-venturer or employee of the other party. Unless specifically authorized to do so in writing, neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

        7.11    Errors and Omissions.    Inadvertent delays, errors or omissions that occur in connection with the performance of this Agreement or the transactions contemplated hereby shall not constitute a breach of this Agreement provided that any such delay, error or omission is corrected as promptly as commercially practicable after discovery.

        7.12    Invalid Provisions.    If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provisions, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMVERSE, INC.
By:	/s/ David Kreinberg Name: David Kreinberg Title: Vice President
COMVERSE INFOSYS, INC.
By:	/s/ Dan Bodner Name: Dan Bodner Title: President and Chief Executive Officer

Schedule A

Corporate Support Services and Fees

A.
Description of Services.    Corporate support services will include the following functions:

1.
Comverse Employees: The exclusive use of the services described below of those employees selected by Purchaser and agreed by Comverse from time to time in each of the foreign countries listed on Exhibit A attached hereto:

(a)
Providing sales assistance in respect of Purchaser's products in the foreign country in which such employee is located. Under no circumstances will such employee have or be granted the power to legally bind Purchaser in any way. The employee may assist Purchaser's sales personnel with the solicitation of contracts for the sale of Purchaser's products, improving customer relations and facilitating the flow of information between Purchaser and its customers;

(b)
Furnishing product maintenance and repair services under Purchaser's contracts with customers in the foreign country in which such employee is located; and

(c)
Providing any other administrative assistance requested by Purchaser.

      The countries listed on Exhibit A shall be subject to adjustment from time to time by the parties. The salary of each such employee shall be paid by Comverse.

  2.
  Employee Benefits: Employee benefits coverage under the existing Comverse policies/plans for each employee referred to in clause 1 above. The cost of providing such benefits shall be paid by Comverse.

  3.
  Facilities: Use of office space for the employees referred to in clause 1 above, utilities, telephone, maintenance, office supplies, use of office equipment, janitorial services and security services.

B.
Fees:    In consideration of Comverse's performance of the foregoing Services to Purchaser, Purchaser agrees to pay Comverse a quarterly fee calculated according to the itemized schedule shown in Table 1 below. The facilities fees are based on the total number of employees referred to in clause 1 above providing Services to Purchaser during each calendar month or part thereof. Invoices and payments will be made in accordance with Section 3.2.

Table 1: Corporate Support Services Fees by Function

Service	Cost
1. Comverse Employees	For each employee, a fee equal to the quarterly gross salary of such employee plus an additional amount equal to 10% of such gross salary.
2. Employee Benefits	Cost of applicable benefits granted to such employees by Comverse (including, without limitation, personal rent, personal utilities, etc.), plus an additional amount equal to 10% of such cost.
3. Facilities
The cost of all other applicable expenses (including, without limitation, office rent, utilities, travel, fixed line telephones, mobile phones, data network and stationery) shall be added, plus an additional amount equal to 10% of such cost.

2

EXHIBIT A

COUNTRIES

Hong Kong

Japan

Australia

France

India

QuickLinks

SATELLITE SERVICES AGREEMENT
WITNESSETH
SECTION 1 DEFINITIONS
SECTION 2 PROVISION OF SERVICES
SECTION 3 SERVICES; PAYMENT; INDEPENDENT CONTRACTOR
SECTION 4 TERMINATION
SECTION 5 FORCE MAJEURE
SECTION 6 LIABILITIES
SECTION 7 MISCELLANEOUS
[SIGNATURE PAGE FOLLOWS]
Schedule A
Corporate Support Services and Fees
COUNTRIES